SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                  FORM 8-K/A

                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): October 25, 1996



                         BREED Technologies, Inc.
         (Exact Name of Registrant as Specified in its Charter)



DELAWARE                               1-11474                       22-2767118
(State or Other Jurisdiction      (Commission File                (IRS Employee
     of Incorporation)                 Number)              Identification No.)



5300 Old Tampa Highway, Lakeland, Florida                                  33811
(Address of Principal Executive Offices)                              (Zip Code)


                                   941-668-6000
               (Registrant's Telephone Number, Including Area Code)
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Item 7.  Exhibits.

On November 7, 1996, BREED Technologies, Inc. filed an 8K in connection with the acquisition of certain assets and the assumption of certain liabilities of the "North American Steering Wheels Operation" of United Technologies and 100% of the outstanding shares of capital stock of United Technologies Automotive Clifford Limited, an English company. The exhibits were filed in paper pursuant to a hardship exemption. This filing is an electronic confirming copy.

Exhibits. Amended and Restated Purchase Agreement, dated as of October 25, 1996, among UT Automotive, Inc., United Technologies Automotive Systems, Inc., United Technologies Automotive Systems de Mexico A.A. de C.V., IPCO, Inc. and BREED Technologies, Inc.

                               Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the





Date:    March 25, 1997                             BREED Technologies, Inc.
                                                    By: /s/Edward H. McFadden
                                                    Edward H. McFadden
                                                    Executive Vice President and
                                                    Chief Financial Officer